UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Bionano Genomics, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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BIONANO GENOMICS, INC.
9540 Towne Centre Drive, Suite 100
San Diego, CA 92121

SUPPLEMENT TO PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS

On October 31, 2024, Bionano Genomics, Inc. issued a press release (the “Press Release”) announcing that its reconvened Special Meeting of Stockholders (the “Special Meeting”), which was held on October 30, 2024 at 10:00 a.m. Pacific Time was adjourned without any business being conducted due to lack of the required quorum and will reconvene at 10:00 a.m. Pacific Time on November 27, 2024 to provide its stockholders additional time to vote on the proposals described in the Proxy Statement filed with the Securities and Exchange Commission on August 21, 2024. No changes have been made to the proposal to be voted on by stockholders at the Special Meeting. A copy of the Press Release is set forth below.

THIS SUPPLEMENT, INCLUDING THE COPY OF THE PRESS RELEASE INCLUDED BELOW, SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

Bionano Adjourns Special Meeting of Stockholders to
 November 27, 2024

 Special Meeting of Stockholders Adjourned Due to Lack of Quorum

SAN DIEGO, October 31, 2024 – Bionano Genomics, Inc. (Nasdaq: BNGO) announced today that it adjourned its reconvened Special Meeting of Stockholders originally held on October 2, 2024 and subsequently adjourned to October 30, 2024 (the “Special Meeting”) because a quorum was not present at the time of the reconvened meeting. Based on preliminary reports as of October 30, 2024, approximately 30.7% of total shares outstanding as of the record date have submitted their votes, whereas 33.3% of total shares outstanding as of the record date are necessary to satisfy the quorum requirements for a meeting.  Based on the preliminary reports from the votes submitted as of October 30, 2024, approximately 76.3% of votes represented in person or by proxy at the Special Meeting were voted “For” the proposal.

The Special Meeting will reconvene at 10 a.m. Pacific Time on November 27, 2024. Voting polls will remain open until 11:59 p.m. Eastern Time on November 26, 2024. Proxies previously submitted in respect of the Special Meeting will be voted at the reconvened Special Meeting unless properly revoked, and stockholders who have previously submitted a proxy or otherwise voted need not take any action.

Stockholders of record may vote their shares by calling Toll-Free at 1-800-690-6903. Further information on the company’s proxy proposal soliciting stockholder approval for the issuance of common stock upon the exercise of warrants may be found in the company’s definitive proxy statement filed with the Securities and Exchange Commission on August 21, 2024 and available at: https://www.sec.gov/Archives/edgar/data/1411690/000114036124038087/ny20032632x2_def14a.htm.

Before making any voting decisions stockholders are urged to read the company’s definitive proxy statement because it contains important information about the proposal and the Special Meeting. No changes have been made to the proposal to be voted on by stockholders at the Special Meeting.

Erik Holmlin, PhD, CEO of Bionano commented, “We are extremely grateful to our stockholders who made their voices heard through the voting process and are pleased with the voting that has occurred in the past four weeks. However, we are still short of reaching the quorum requirements for a meeting with approximately 30.7% of our shares voted, and needing approximately 2.2 million additional votes to reach a quorum. We have adjourned the meeting to allow time for increased stockholder participation.

“For this reason, we ask that you vote ‘For’ the proposal. If you have not yet voted your shares, we encourage you to vote ‘For’ the proposal. If you have voted against this proposal, you can change your vote, and we ask that you consider doing so. The failure of our stockholders to approve the proposal may materially adversely affect the Company’s future ability to raise equity or debt capital from third parties on attractive terms, if at all, and also risks significantly impairing the operations, assets and ongoing viability of the Company. As always, we are grateful to all the stockholders for their participation.”

About Bionano

Bionano is a provider of genome analysis solutions that can enable researchers and clinicians to reveal answers to challenging questions in biology and medicine. The Company’s mission is to transform the way the world sees the genome through optical genome mapping (OGM) solutions, diagnostic services and software. The Company offers OGM solutions for applications across basic, translational and clinical research.  The Company also offers an industry-leading, platform-agnostic genome analysis software solution, and nucleic acid extraction and purification solutions using proprietary isotachophoresis (ITP) technology. Through its Lineagen, Inc. d/b/a Bionano Laboratories business, the Company also offers OGM-based diagnostic testing services.  For more information, visit www.bionano.com and www.bionanolaboratories.com.

Unless specifically noted otherwise, Bionano’s OGM products are for research use only and not for use in diagnostic procedures.

Forward-Looking Statements of Bionano Genomics

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “estimate,” “expect,” “may,” “plan,” “will” and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) convey uncertainty of future events or outcomes and are intended to identify these forward-looking statements. Forward-looking statements include statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations concerning, among other things: the date for the reconvened meeting, and the potential negative impacts to the company if stockholders do not approve the issuance of common stock upon exercise of the warrants. Actual results or developments may differ materially from those projected or implied in these forward-looking statements. Factors that may cause such a difference include the risks and uncertainties associated with: the impact of approving the issuance of common stock upon exercise of the warrants; the impact of adverse geopolitical and macroeconomic events, such as recent and future bank failures, the ongoing Ukraine-Russia conflict, related sanctions and any global pandemics, on our business and the global economy; challenges inherent in developing, manufacturing and commercializing products; our ability to further deploy new products and applications and expand the markets for our technology platforms; our expectations and beliefs regarding future growth of the business and the markets in which we operate; changes in our strategic and commercial plans; our ability to continue as a going concern, which requires us to manage costs and obtain significant additional financing to fund our strategic plans and commercialization efforts; our ability to cure any deficiencies in compliance with Nasdaq Listing Rules that could adversely affect our ability to raise capital and our financial condition and business; our ability to consummate any strategic alternatives; the risk that if we fail to obtain additional financing we may seek relief under applicable insolvency laws; and other risks and uncertainties described in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2023 and in other filings subsequently made by us with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. We do not undertake any obligation to publicly update any forward-looking statements, whether as a result of the receipt of new information, the occurrence of future events or otherwise.

CONTACTS

Company Contact:

Erik Holmlin, CEO
Bionano Genomics, Inc.
+1 (858) 888-7610
eholmlin@bionano.com

Investor Relations:

David Holmes
Gilmartin Group
+1 (858) 888-7625
IR@bionano.com